EXHIBIT 2.33

                                                                  CONFORMED COPY
                                                                 --------------

                           STOCK REPURCHASE AGREEMENT
                           --------------------------

         STOCK REPURCHASE AGREEMENT dated as of April 2, 1997 among BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., a limited partnership organized under the laws of the State of Delaware ("BCP"), BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P., a limited partnership organized under the laws of the Cayman Islands ("BOCP"), BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., a limited partnership organized under the laws of the State of Delaware ("BFIP"), UCAR INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (the "Company") and, as to Sections 6(a) and 7-13 of this Agreement only, CHASE EQUITY ASSOCIATES, L.P., a limited partnership organized under the laws of the State of California ("Chase Equity Associates"). BCP, BOCP and BFIP are each sometimes referred to herein as a "Blackstone Party" and are collectively referred to herein as the "Blackstone Parties."

                              W I T N E S S E T H :

         WHEREAS, it is expected that certain shares of common stock of the Company, par value $.01 per share (the "Common Stock"), will be sold by the Blackstone Parties in a public offering (the "Offering") pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated the date hereof among the Company, the Blackstone Parties, Credit Suisse First Boston Corporation and the other U.S. Underwriters named therein and a Subscription Agreement (the "Subscription Agreement") dated the date hereof among the Company, the Blackstone Parties, Credit Suisse First Boston (Europe) Limited and the other Managers named therein, which shares are being registered for sale to the public under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (file no. 333-23073); and

         WHEREAS, the Board of Directors of the Company has authorized a program to repurchase up to $100 million of Common Stock (the "Stock Repurchase Program"); and

         WHEREAS, each Blackstone Party desires to sell to the Company, and the Company desires to repurchase from each Blackstone Party, certain shares of Common Stock currently owned by such Blackstone Party as set forth on Schedule I (referred to below) ("Repurchase Shares") on the terms and conditions set forth herein; and

         WHEREAS, the Company intends to effect such repurchase of Repurchase Shares from each Blackstone Party upon consummation of the Offering pursuant to the Stock Repurchase Program.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

         1. SALE AND REPURCHASE. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 2 hereof), each Blackstone Party shall sell, assign and deliver to the Company, and the Company shall repurchase from each Blackstone Party, all right, title and interest in and to the number of Repurchase Shares set forth opposite the name of such Blackstone Party on Schedule I. In consideration for the sale, assignment and delivery of such Repurchase Shares, at the Closing, the Company shall pay to each Blackstone Party $36.575 per Share.

         2. CLOSING. The closing of the sale and repurchase of the Repurchase Shares hereunder (the "Closing") will occur at the offices of Cravath, Swaine & Moore in New York City on the First Closing Date (as defined in the Underwriting Agreement and the Subscription Agreement) upon the closing (the "First Closing") of the sale of U.S. Firm Securities (as defined in the Underwriting Agreement and the Subscription Agreement) on such First Closing Date.
At the Closing:

            (a) the Company will deliver by wire transfer in immediately available funds to a bank account designated by each Blackstone Party by notice to the Company not later than two business days prior to the Closing the aggregate repurchase price payable to such Blackstone Party in accordance with the price per share set forth in Paragraph 1 hereof for each Repurchase Share repurchased by the Company from each Blackstone Party as set forth on Schedule I;

            (b) each Blackstone Party will deliver to the transfer agent for the Common Stock (as agent for the Company) a certificate or certificates representing the Repurchase Shares to be sold by such Blackstone Party, registered in the name of such Blackstone Party duly endorsed for transfer, as set forth on Schedule I attached to, and in accordance with, the Letter of Instruction from the Company to the transfer agent attached as Exhibit A hereto; and

            (c) each Blackstone Party will furnish to the Company a certificate, dated the date of the Closing, signed by such Blackstone Party or an authorized signatory thereof, in substantially the form attached as Exhibit B hereto.

         3. REPRESENTATIONS AND WARRANTIES OF THE BLACKSTONE PARTIES. Each Blackstone Party represents and warrants to the Company as of the date hereof and the Closing as follows:

            (a) Such Blackstone Party has valid and unencumbered title to the Repurchase Shares to be delivered by or on behalf of such Blackstone Party at the Closing, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be delivered by or on behalf of such Blackstone Party at the Closing; and upon delivery of and payment for the Repurchase Shares to be delivered by or on behalf of such Blackstone Party at the Closing, assuming the Company acquires such Repurchase Shares in good faith and without notice of any adverse claim within the meaning of the Uniform

Commercial Code currently in effect in the State of New York, the Company will acquire valid and unencumbered title to the Repurchase Shares to be delivered by or on behalf of such Blackstone Party at the Closing.

            (b) Such Blackstone Party has been duly organized as a limited partnership and is in good standing under the laws of the jurisdiction in which it was organized. Such jurisdictions are the State of Delaware, in the case of the BCP and BFIP, and the Cayman Islands, in the case of BOCP.

            (c) This Agreement has been duly authorized and validly executed and delivered by such Blackstone Party and, assuming due execution and delivery by the other parties, constitutes a valid and legally binding agreement of such Blackstone Party, enforceable against such Blackstone Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator or by any court or arbitrator is required to be obtained by such Blackstone Party for the consummation of the transactions contemplated by this Agreement in connection with the sale by such Blackstone Party of the Repurchase Shares set forth opposite such Blackstone Party's name on Schedule I, except such as have no material adverse effect on the consummation of the transactions contemplated by this Agreement.

            (e) The sale of the Repurchase Shares set forth opposite such Blackstone Party's name on Schedule A, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Blackstone Party is a party or by which such Blackstone Party is bound or to which any of the properties of such Blackstone Party is subject, or the agreement of limited partnership or articles of partnership of such Blackstone Party, except in each case where such breach, violation or default has no material adverse effect on the consummation of the transactions contemplated by this Agreement, and such Blackstone Party has full partnership power and authority to sell the Repurchase Shares to be sold by it as contemplated by this Agreement.

            (f) The sale of the Repurchase Shares set forth opposite such Blackstone Party's name on Schedule I, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to such Blackstone Party of any governmental agency or body or court, domestic or foreign, having jurisdiction over such Blackstone Party or any of its properties.

         4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to the Blackstone Parties as of the date hereof and the Closing that:

            (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (b) This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery by the other parties, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c) The repurchase of the Repurchase Shares, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which UCAR is a party or by which UCAR is bound or to which any of the properties of UCAR is subject, except where such breach, violation or default (individually or in the aggregate) would not have a Material Adverse Effect (as defined in the Underwriting Agreement). The Company has full corporate power and authority to repurchase the Repurchase Shares as contemplated by this Agreement.

            (d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator or by any court or arbitrator is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the repurchase by the Company of the Repurchase Shares, except such as have no material adverse effect on the consummation of the transactions contemplated by this Agreement.

            (e) The repurchase of the Repurchase Shares by the Company, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to the Company or any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

         5. CONDITIONS TO THE OBLIGATIONS OF THE BLACKSTONE PARTIES AND THE COMPANY; TERMINATION. The obligations of each of the Blackstone Parties and the Company to consummate the Closing are subject to the following conditions: (a) no Repurchase Shares shall be sold and repurchased hereunder unless all of the Repurchase Shares are concurrently sold and repurchased and (b) no Repurchase Shares shall be sold and repurchased hereunder unless the First Closing shall occur concurrently or shall have occurred on or prior to April 30, 1997. If the First Closing shall not have occurred on or prior to April 30, 1997, this Agreement shall terminate and have no further force or effect without liability hereunder on the part of any party (even if the First Closing does not occur due to an action or omission of a party hereto under the Underwriting Agreement or the Subscription Agreement).

         6. TERMINATION OF CERTAIN PROVISIONS.

            (a) Upon the earlier of (x) 90 days after the date of the Closing and (y) the time when each of the Blackstone Parties shall have ceased to be an "affiliate" of the Company within the meaning of Rule 144 under the Act, the provisions of Sections 2.1, 2.3, 2.4, 2.5, 2.6, 3.1 and 4.2 of the Amended and Restated Stockholders Agreement dated as of February 29, 1996 among BCP, BOCP, BFIP, Chase Equity Associates and the Company, and any irrevocable proxy executed by Chase Equity Associates in favor of BCP, shall terminate and have no further force or effect.

            (b) Upon the earlier of (x) 90 days after the date of the Closing and (y) the time when each of the Blackstone Parties shall have ceased to be an "affiliate" of the Company within the meaning of Rule 144 under the Act:

                (i) the provisions of Sections 3.7 ("Drag-Along Rights"), 3.9 ("Tagalong Rights") and 3.10 ("Voting Agreement") of each of the Management Common Stock Subscription Agreements (For Option Repurchase Shares) among the Company, each of the executives of the Company whose names are set forth on Schedule A hereto and (as to Sections 3.7, 3.8, 3.9 and 3.10 of such agreements only) BCP (collectively, the "Option Repurchase Shares Agreements") shall terminate and have no further force or effect;

                (ii) the provisions of Sections 3.7 ("Drag-Along Rights"), 3.9 ("Tagalong Rights") and 3.10 ("Voting Agreement") of each of the Management Common Stock Subscription Agreements (For Repurchased and Matched Shares) among the Company, each of the members of management of the Company whose names are set forth on Schedule B hereto and (as to Sections 3.7, 3.8, 3.9 and 3.10 of such agreements only) BCP (collectively, the "Repurchased and Matched Shares Agreements") shall terminate and have no further force or effect; and

                (iii) any irrevocable proxy executed pursuant to Section 3.10 of any of the Option Shares Agreements or the Repurchased and Matched Shares Agreements by any of the executives whose names are set forth on Schedules A or B hereto shall terminate and have no further force or effect.

         7. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The parties agree to submit to the jurisdiction of federal and state courts located in the City, County and State of New York in any action or proceeding arising out of or relating to this Agreement.

         8. CAPTIONS; HEADINGS. The captions and headings in this Agreement have been inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         9. NOTICES. All notices, requests or other communications to any of the parties hereunder shall be given in writing and shall be personally delivered or sent by facsimile transmission:

            if to any of the Blackstone Parties, to:

                           c/o Blackstone Management Associates II L.L.C. 345 Park Avenue
                           31st Floor
                           New York, New York 10154
                           Facsimile: 212-754-8704
                           Attention: Mr. Glenn H. Hutchins

            if to the Company, to:

                           UCAR International Inc.
                           39 Old Ridgebury Road
                           Danbury, Connecticut 06817
                           Facsimile: 203-207-7785
                           Attention: General Counsel

            if to Chase Equity Associates, to the address or facsimile number as shown on the stock register of the Company.

         10. SUCCESSORS AND ASSIGNS. Each term and condition of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties.

         11. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof. No provision of this Agreement is intended to confer upon any person other than the parties any rights or remedies.

         12. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if such amendment or waiver is set forth in a written instrument and is signed, in the case of an amendment, by all of the parties or, in the case of a waiver, by the party against whom the waiver is sought to be effective.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                   BLACKSTONE CAPITAL PARTNERS II
                                   MERCHANT BANKING FUND L.P.

                                   By:  Blackstone Management
                                        Associates II L.L.C., General Partner


                                   By:  /s/ Howard A. Lipson
                                        --------------------------------
                                        Name:   Howard A. Lipson
                                        Title:  Member



                                   BLACKSTONE OFFSHORE CAPITAL
                                   PARTNERS II L.P.

                                   By:  Blackstone Management
                                        Associates II L.L.C., General Partner


                                   By:  /s/ Howard A. Lipson
                                        -------------------------------
                                        Name:  Howard A. Lipson
                                        Title: Member



                                   BLACKSTONE FAMILY INVESTMENT
                                   PARTNERSHIP II L.P.

                                   By:  Blackstone Management
                                        Associates II L.L.C., General Partner


                                   By:  /s/ Howard A. Lipson
                                        -------------------------------
                                        Name:  Howard A. Lipson
                                        Title: Member

                                   UCAR INTERNATIONAL INC.




                                   By: /s/ Peter B. Mancino
                                       --------------------------------
                                       Name:   Peter B. Mancino
                                       Title:  Vice President

                                   CHASE EQUITY ASSOCIATES, L.P.
                                   (as to Sections 6(a) and 7-13 of this
                                    Agreement only)


                                   By: Chase Capital Partners

                                   By: /s/ Brian J. Richmand
                                       -------------------------------
                                       Name:   Brian J. Richmand
                                       Title:  General Partner

                                   SCHEDULE A

                          TO STOCK REPURCHASE AGREEMENT

Arnold, John C.
Attwell, John W.
Badoux, Alain
Bailine, Frederick G.
Barnard, P.J.
Beightol, Frederick A.
Beling, Luis Roberto
Bowman, Brian
Brewer, Kim C.
Burroughs, Walter J.
Calarco, Paul
Casiello, Gerald L.
Cate, William D.
Cereceda, A.L.
Chang, Chiag-Feng
Dell, Rodney J.
Diaz Campos, Alvaro
Dowdle, Douglas C.
Dzernejro, Albert J.
Echevarria, H.
Flowers, Roger H.
Freitas, Luis Augusto
Frisario, Nicola
Hart, Robert J.
Haworth, Joseph D.
Hewson, Robert E.
Iglesias Arria, Miguel D.
Kent, Edgar F.
Kippax, P.
Kozak, Philip E.
Krass, Robert P.
Lewis, Irwin C.
Magnani, Piero
Mancino, Peter B.
Martinez, Jose Luiz L.
McKnight, James R.
McGlanery, Joe T.
Meroni, Giuseppe
Mitchem, R.L.
Narwold, Karen G.

Norton, Michael T.
Overcash, Herman A.
Peirotes, Guy
Pelletier, R.
Perez, Nemesio
Phipps, C.W.
Pretorius, H.L.
Ramos, Sergio de A.
Reep, David B.
Scienski, Patricia E.
Shen, Wei-Ming
Snyder, Dudley D.
Stamm, Robert C.
Tjaarda, James T.
Twigg, Geoffrey
Vautier, Georges
Wenske, James R.
Westfall, James E.
Wetula, John J.
Wiemels, William P.
Wilkinson, Terry W.
Wimer, James H.
Wise, Francis E.
Wolf, Fred C.

                                   SCHEDULE B

                          TO STOCK REPURCHASE AGREEMENT

Arnold, John C.
Bailine, Frederick G.
Beling, Luis R.
Carter, Donald A.
Casiello, Gerald L.
Cassilly, Thomas C.
Cate, William D.
Dowdle, Douglas C.
Echevarria-Estella, Honoratio
Flowers, Roger M.
Hamm, George A.
Hart, Robert J.
Krass, Robert P.
Mancino, Peter B.
Pelletier, Raymond
Ross, Robert M.
Twigg, Geoffrey
Wiemels, William P.
Wolf, Fred C.

                                                        EXHIBIT A




                                                          April  , 1997

The Bank of New York,
   as Transfer Agent
101 Barclay Street, 12W
New York, New York  10286
Attn:  Diana Ajjan

                  Re:      UCAR INTERNATIONAL INC.

Ladies and Gentlemen:

                   Reference is made to the offering (the "Offering") of 5,800,000 shares (the "Offering Shares") of common stock of UCAR International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), made pursuant to the Underwriting Agreement dated April , 1997 (the "Underwriting Agreement") among the Company, Blackstone Capital Partners II Merchant Banking Fund L.P., ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCP and BOCP, the "Selling Stockholders") and Credit Suisse First Boston Corporation ("CSFB") and the other Underwriters named therein and the Subscription Agreement dated April , 1997 (the "Subscription Agreement" and, together with the Underwriting Agreement, each, an "Agreement") among the Company, the Selling
Stockholders and Credit Suisse First Boston (Europe) Limited and the other Managers named therein. In connection with the Offering, the Selling Stockholders granted the Underwriters and the Managers an option to purchase a maximum of 611,227 additional shares of Common Stock (the "Over-Allotment Shares") solely to cover over-allotments of shares. Reference is also made to the repurchase by the Company of 1,300,000 shares (the "Repurchase Shares") of Common Stock from the Selling Stockholders pursuant to the Stock Repurchase Agreement dated as of April , 1997 (the "Repurchase Agreement") among the Company, the Selling Stockholders and Chase Equity Associates, L.P.

                   In connection with the sale of the Offering Shares and the repurchase of Repurchase Shares, each Selling Stockholder has submitted to you a certificate representing a number of shares greater than the aggregate number of Offering Shares and Repurchase Shares to be sold by each such Selling Stockholder (such difference, the "Excess Shares"). The number of Offering Shares, Repurchase Shares and Excess Shares with respect to each Selling Stockholder are set forth in the table attached as Schedule A hereto.

                   Of the aggregate 9,137,385 shares of Common Stock you have received from the Selling Stockholders, you are hereby instructed with respect to such shares as follows.

                   1. OFFERING SHARES. You are hereby authorized to cause certificate(s) evidencing 5,800,000 shares of Common Stock, representing the aggregate Offering Shares of the Selling Stockholders, to be issued, countersigned and registered in accordance with the instructions of CSFB, on behalf of itself and the other Underwriters and Managers. These certificate(s) should be issued without any restrictive legend.

                   2. REPURCHASE SHARES. You are hereby authorized to register in the name of the Company 1,300,000 shares of Common Stock, representing the aggregate Repurchase Shares of the Selling Stockholders, and treat such shares as treasury shares.

                   3. OVER-ALLOTMENT SHARES AND EXCESS SHARES. You are hereby authorized to cause three certificates evidencing 1,498,728, 373,253 and 145,404 shares of Common Stock, respectively, representing the aggregate Over-Allotment Shares and Excess Shares of each of BCP, BOCP and BFIP, to be issued, countersigned and registered in the names of BCP, BOCP and BFIP, respectively. These certificates should be issued with the following restrictive legend:



                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT (THE "ACT") OF 1933 AND MAY BE TRANSFERRED PURSUANT THERETO WHILE SUCH REGISTRATION IS EFFECTIVE. IF SUCH REGISTRATION IS NOT EFFECTIVE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED PURSUANT TO THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.


                  Should any questions arise, please contact me immediately for instructions.

                                             Very truly yours,



                                             Peter B. Mancino
                                             General Counsel


                                                                                                                          SCHEDULE I
                                                                                                            TO LETTER OF INSTRUCTION
                                                       UCAR SECONDARY OFFERING

====================================================================================================================================
                                                                                                          Over-
Blackstone          Certificate       Shares          Offering      Repurchase        Interest          Allotment       Excess
 Entity               Number      Currently Owned     Shares(1)       Shares           Shares            Shares         Shares(2)
------------------------------------------------------------------------------------------------------------------------------------
BCP                  TUC 109        6,721,584        4,266,558        956,298        1,056,655          442,073       1,498,728
-----------------------------------------------------------------------------------------------------------------------------------
BOCP                 TUC 110        1,763,684        1,119,507        250,924          257,257          115,577         373,253
------------------------------------------------------------------------------------------------------------------------------------
BFIP                 TUC 111          652,117          413,935         92,778          102,515           42,889         145,404
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               9,137,385        5,800,000      1,300,000        1,416,427          600,958       2,017,385
------------------------------------------------------------------------------------------------------------------------------------
Legend on Shares     1933 Act           N/A             No         N/A (shares        1933 Act          1933 Act        1933 Act
                      legend                        restrictive      will be           legend          legend (if        legend
                                                      legends    noncertificated                       option not
                                                                    treasury                           exercised)
                                                                     shares)
====================================================================================================================================

------------------
(1) Assuming over-allotment option is not exercised concurrently with the First Closing.

(2) Consists of Retained Interest Shares and Over-Allotment Shares.

                                                                       EXHIBIT B
                                   CERTIFICATE
                                   -----------


                   Reference is made to the Stock Repurchase Agreement (the "Stock Repurchase Agreement"), dated April ___, 1997, among UCAR International Inc. (the "Company"), the Blackstone Parties named therein and Chase Equity Associates, L.P. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stock Repurchase Agreement.

                   The undersigned, Stephen A. Schwarzman, hereby certifies that he is a founding member of Blackstone Management Associates II L.L.C., a Delaware limited liability company ("BMA"), which is a general partner of each of Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCP"), Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership ("BOCP") and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP"). BCP, BOCP and BFIP are collectively referred to herein as the "Partnerships."

                  (a) The undersigned is authorized to execute and deliver this Certificate on behalf of each of the Partnerships by the terms of their respective limited partnership agreements and the limited liability company operating documents of BMA.

                  (b) As of the date hereof, the representations and warranties of each of the Partnerships in the Stock Repurchase Agreement dated as of April ___, 1997 among the Partnerships, the Company and Chase Equity Associates, L.P. (the "Stock Repurchase Agreement") that are qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects.

                  (c) The execution and delivery of the Stock Repurchase Agreement and the performance by the Partnerships of all of their obligations thereunder have been authorized by all necessary partnership action on the part of each of the Partnerships and have been approved by BMA and the actions of BMA have been authorized in accordance with the operating documents of BMA.

                  This Certificate may only be relied upon by the Company and counsel to the Company.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate on this ___ day of April, 1997.




                                       ----------------------------------
                                       Stephen A. Schwarzman